EXHIBIT 10.3
                                  TSR, INC.

                       1997 EMPLOYEE STOCK OPTION PLAN

                       EMPLOYEE STOCK OPTION AGREEMENT


     OPTION AGREEMENT dated as of _______________, by and between TSR, Inc., a Delaware corporation ("The Company") and _______________, whose address is ______________________________, ("the Optionee").

     The Company has adopted the 1997 Employee Stock Option Plan ("the Plan"), a copy of which is attached hereto as Exhibit A, and desires to grant to the Optionee the options provided for herein, all subject to the terms and conditions of the Plan. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

     IT IS AGREED as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, as of the date hereof, the right and option, as an incentive stock option (subject to Section 11) ("the Option") to purchase an aggregate of _______ of its shares of Common Stock ("Shares") at an option price per share of $ ______ (subject to adjustment pursuant to Section 15 of the Plan).


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     2. Option Period. The Option shall expire on the [tenth anniversary] of the date hereof, subject to earlier termination as provided in the Plan.

     3. Exercise of Option.

     (a) Commencing _______________, the Optionee may exercise ___________ of the Option, and an additional _______ of the Option may be exercised, on a cumulative basis, commencing at the end of each 12 month period thereafter, such that 100% of the Option may be exercised on ________________.

     (b) The Optionee may exercise the Option (to the extent then exercisable) by delivering to the Company a written notice duly signed by the Optionee in the form attached hereto as Exhibit B, stating the number of Shares that the Optionee has elected to purchase, accompanied by payment (in cash or by certified check) of an amount equal to the full purchase price for the Shares to be purchased; provided that, if permitted by the Board of Directors, the purchase price may be paid, in whole or in part by surrender on delivery to the Company of Common Stock of the Company having a Fair Market Value on the date of exercise equal to the portion of the purchase price being so paid. The notice must also contain a statement (if required and


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in a form acceptable to the Company) that the Optionee is acquiring the Shares for investment and not with a view toward their distribution or resale. Following receipt by the Company of such notice and payment, the Company shall (subject to Section 13 of the Plan) issue, as soon as practicable, the Shares in the name of the Optionee and deliver the certificate therefor to the Optionee. No Shares shall be issued until full payment therefor has been made and until the Company has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any securities exchange on which the Company's stock may then be listed and all state laws applicable to the issuance of the Shares or the listing of the Shares on such securities exchange.

     4. Employment. Nothing contained in this Option Agreement shall confer upon the Optionee any right to be employed by the Company nor prevent the Company from terminating its current relationship with the Optionee at any time, with or without cause. If the Optionee's current relationship with the Company is terminated for any reason, the Option shall be exercisable only as to those shares immediately purchasable by


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the Optionee at the date of termination, during the period provided in the Plan.

     5. Non-Transferability of Option. This Option shall not be transferable other than by will or by the laws of descent and distribution or otherwise as provided in Section 9 of the Plan, and may be exercised during the Optionee's lifetime only by Optionee.

     6. Tax Status. The option granted hereunder is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, subject to Section 11 of this Agreement. The Company makes no representation or warranty whatsoever to the Optionee as to the tax consequences of the grant or exercise of the Option or of the disposition of Shares acquired thereunder. Reference is made to Section 20 of the Plan regarding withholding tax obligations of the Company. OPTIONEES ARE ADVISED TO CONSULT WITH A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF ANY SHARES.

     7. Incorporation of Plan. The Option is subject to, and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. This Option Agreement,


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including the Plan incorporated by reference herein, is the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings. In the case of any conflict between the terms of this Agreement and the Plan, the provisions of the Plan shall control.

     8. Notices. Any notice to be given by the Optionee hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at his address set forth above; all such notices shall be in writing and shall be delivered in person (which includes delivery by Federal Express or similar service) or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

     9. Governing law. This Option Agreement shall be governed by the laws of the State of New York.

     10. Notice of Early Disposition - Incentive Stock Options. The Optionee hereby agrees to notify the Company of any early disposition of Shares as set forth in Section 22 of the Plan.


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     11. Shareholder Approval. The treatment of this Option as an Incentive
Stock Option is subject to approval of the Plan by the Stockholders of the Company. If the Plan is not approved by the Stockholders of the Company, then the Option shall remain in full force and effect, except that the Option shall be treated as a non-qualified stock option.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    TSR, INC.

                                    By: __________________________________

                                    Name:

                                    Title:

                                    OPTIONEE:

                                    ______________________________________




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                                   Exhibit B

                                 EXERCISE FORM
                                 -------------


                                          Dated _______________________, 19___

     The undersigned hereby irrevocably elects to exercise the within option to the extent of purchasing ________ shares of Common Stock and hereby makes payment of in payment __________________ of the exercise price thereof.






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